Exhibit 5.1

[Williams Mullen Letterhead]

July 10, 2006

Board of Directors

Middleburg Financial Corporation

111 West Washington Street

Middleburg, Virginia 20117

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Middleburg Financial Corporation (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of 116,552 shares of the Company’s Common Stock, par value $2.50 per share (the “Shares”). The Shares are in addition to the 560,000 shares of the Company’s Common Stock registered on a Registration Statement on Form S-1, File No. 333-134562, filed by the Company on May 30, 2006, as amended on June 19, 2006 and declared effective July 10, 2006. The Shares are to be sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”), the form of which was filed as an exhibit to the June 19, 2006 amendment to the Registration Statement.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that, when the Shares have been sold and duly delivered against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Sincerely yours,

WILLIAMS MULLEN

By: /s/ John M. Oakey, III
John M. Oakey, III, a Shareholder

A Professional Corporation

VIRGINIA • WASHINGTON, D.C. • LONDON

Two James Center 1021 East Cary Street (23219) P.O. Box 1320 Richmond, VA 23218-1320 Tel: 804.643.1991 Fax: 804.783.6507 www.williamsmullen.com